Exhibit 99.1

Alexandra Glucksmann Joins REGENXBIO Board of Directors

Dr. Glucksmann brings 25 years of R&D leadership and operations expertise to the role

ROCKVILLE, Md., May 29, 2018 (PRNewswire) — REGENXBIO Inc. (Nasdaq:RGNX), a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy based on its proprietary NAV® Technology Platform, today announced the appointment of Alexandra Glucksmann, Ph.D., to its board of directors, effective as of May 25, 2018.

“Dr. Glucksmann has been instrumental to the success of several start-up biotechnology companies over her 25-year career,” said Don Hayden, Chairman of REGENXBIO’s board of directors. “She has consistently brought deep scientific understanding, strategic insight and operational expertise to her many roles, and we are thrilled to welcome Dr. Glucksmann to our board.”

Currently, Dr. Glucksmann holds the position of President and Chief Executive Officer at Cedilla Therapeutics. Previously, she was an Entrepreneur-in-Residence at Third Rock Ventures where she focused on company formation. Before that, she was a founding employee and the Chief Operating Officer at Editas Medicine. She was also a founding employee and Senior Vice President of research and business operations at Cerulean Pharma. She began her career at Millennium Pharmaceuticals as a research scientist and held roles of increasing responsibility, culminating in the role of Vice President of platform technology groups, prior to transitioning into a senior position in strategic program management and operations.

“REGENXBIO is an engine for discovery across the entire gene therapy field, with its own robust clinical development pipeline and multiple licensing agreements with other leading companies,” said Dr. Glucksmann. “The potential for the company’s NAV Technology Platform is remarkable. It is an exciting time to be joining this dynamic team.”

Dr. Glucksmann earned her Ph.D. in Molecular Genetics and Cell Biology from the University of Chicago and completed her postdoctoral fellowship at the Massachusetts Institute of Technology.

About REGENXBIO Inc.

REGENXBIO is a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy. REGENXBIO’s NAV Technology Platform, a proprietary adeno-associated virus (AAV) gene delivery platform, consists of exclusive rights to more than 100 novel AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10. REGENXBIO and its third-party NAV Technology Platform Licensees are applying the NAV Technology Platform in the development of a broad pipeline of candidates in multiple therapeutic areas.

Forward Looking Statements

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. The forward-looking statements include statements relating to, among other things, REGENXBIO’s future operations. REGENXBIO has based these forward-looking statements on its current expectations and assumptions and analyses made by REGENXBIO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors REGENXBIO believes are appropriate under the circumstances. However, whether actual results and developments will conform with REGENXBIO’s expectations and predictions is subject to a number of risks and uncertainties, including the timing of enrollment, commencement and completion and the success of clinical trials conducted by REGENXBIO, its licensees and its partners; the timing of commencement and completion and the success of preclinical studies conducted by REGENXBIO and its development partners, the timely development and launch of new products, the ability to obtain and maintain regulatory approval of product candidates, the ability to obtain and maintain intellectual property protection for product candidates and technology, trends and challenges in the business and markets in which REGENXBIO operates, the size and growth of potential markets for product candidates and the ability to serve those markets, the rate and degree of acceptance of product candidates, and other factors, many of which are beyond the control of REGENXBIO. Refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition

and Results of Operations” sections of REGENXBIO’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “risk factors” sections of REGENXBIO’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the U.S. Securities and Exchange Commission (SEC) and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on REGENXBIO or its businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release. REGENXBIO does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CONTACT:

Investors

Natalie Wildenradt, 646-681-8192

natalie@argotpartners.com

Media

Adam Pawluk, 202-591-4063

apawluk@jpa.com